EXHIBIT 99.1
15985 East High Street
P. O. Box 35
Middlefield, Ohio 44062
Phone: 440/632-1666 FAX: 440/632-1700
www.middlefieldbank.com
PRESS RELEASE

Contact:	James R. Heslop, 2nd Executive Vice President/Chief Operating Officer (440) 632-1666 Ext. 3219 jheslop@middlefieldbank.com
Middlefield Banc Corp. Reports Third Quarter 2007 Earnings
MIDDLEFIELD, OHIO, October 23, 2007 ♦♦♦♦ Middlefield Banc Corp. (Middlefield) (Pink Sheets: MBCN) reported consolidated net income for the quarter ended September 30, 2007, of $861,000, 7.5% less than the $931,000 reported for the same period in 2006. Diluted earnings per share for the third quarter of 2007 were $0.56, a 12.5% decrease from 2006’s third quarter diluted earnings per share of $0.64. The return on average assets and the return on average equity for the third quarter of 2007 were 0.83% and 10.06%, respectively. The comparable results for the same period of 2006 were 1.16% and 12.84%, respectively.
Operating results for the first three quarters of 2007, which ended September 30, 2007, reflected net income of $2,512,000, an 8.2% decrease compared to $2,736,000 for the first nine months of 2006. Diluted earnings per share for the first three quarters of 2007 were $1.68, which was 11.6% less than the diluted earnings per share of $1.90 for the first nine months in 2006. The figures for 2007, both for the quarter and year-to-date periods, included results of operations of Emerald Bank, a Dublin, Ohio-based affiliate that joined Middlefield on April 19, 2007.
Net interest income for the quarter ended September 30, 2007, was $2,907,000, an increase of 5.4% from $2,758,000 for the same period in 2006. Net interest income was impacted by both an increase in the yields on earning assets and an increase in the cost of funds. Noninterest income for the third quarter of 2007 was relatively flat at $464,000, which was $10,000 higher than the $454,000 reported for the third quarter of 2006. Noninterest expense for the quarter ended September 30, 2007, was $2,417,000, an increase of 18.3% from the 2006 comparable period, which reported $2,042,000. The increase in noninterst expense was primarily attributable to the expansion efforts of

Middlefield. The 2007 figures include the earlier reported opening of the Newbury banking office, the opening of a loan production office in Cortland, and the addition of Emerald Bank. These three actions led to higher expenses for salaries and benefits, occupancy, equipment, and data processing. Additionally, on August 1, 2007, Middlefield, through its subsidiary, The Middlefield Banking Company, acquired certain deposit of another Geauga County, Ohio financial institution.
Total assets increased to $423,492,000 as of September 30, 2007, from $340,852,000 at December 31, 2006. Total securities were $81,487,000 as of September 30, 2007, compared to $63,174,000 at December 31, 2006. Loans, net of the allowance for loan losses increased $57,572,000, or 23.4% to $303,914,000 as of September 30, 2007, compared to $246,342,000 at December 31, 2006. As of the September 30, 2007 reporting date, total deposits of $352,750,000 increased $81,700,000, or 30.14%, from the $271,050,000 reported as of December 31, 2006.
Stockholders’ equity increased from $30,464,000 at December 31, 2006 to $34,846,000 at September 30, 2007, an increase of 14.38%. Book value per share at September 30, 2007 was $23.21, which compares to $20.30 per share at year-end 2006. During the third quarter of 2007, Middlefield paid a cash dividend per share of $0.245, an increase of 7.0% from the $0.229 per share paid during the third quarter of 2006.
Middlefield Banc Corp. is a financial holding company headquartered in Middlefield, Ohio. Its subsidiary, The Middlefield Banking Company, operates full service banking centers and a UVEST Financial Services® brokerage office serving Chardon, Garrettsville, Mantua, Middlefield, Newbury, and Orwell, as well as a loan production office in Cortland, Ohio. On April 19, 2007, Middlefield Banc Corp. completed its acquisition of Emerald Bank, headquartered in Dublin, Ohio. Further information is available at www.middlefieldbank.com.
This announcement contains forward-looking statements that involve risk and uncertainties, including changes in general economic and financial market conditions and the Company’s ability to execute its business plans. Although management believes the expectations reflected in such statements are reasonable, actual results may differ materially.
MIDDLEFIELD BANC CORP.
Consolidated Selected Financial Highlights
(dollars in thousands, except per share amounts)
September 30, 2007 and 2006 and December 31, 2006

	(unaudited)		(unaudited)
	September 30,	December 31,	September 30,
Balance Sheet (period end)	2007	2006	2006
Assets
Cash and due from banks	$7,732	$6,893	$5,217
Federal funds sold	4,525	6,200	5,440
Interest-bearing deposits in other institutions	565	546	538

Cash and cash equivalents	12,822	13,639	11,195
Investment securities available for sale	81,367	63,048	55,026
Investment securities held to maturity (estimated market value of $120,545, $134,306 and $225,604)	120	126	216
Loans:	307,026	249,191	244,852
Less: reserve for loan losses	3,112	2,849	3,049

	(unaudited)		(unaudited)
	September 30,	December 31,	September 30,
Balance Sheet (period end)	2007	2006	2006
Net loans	303,914	246,342	241,803
Premises and equipment	6,996	6,742	6,570
Goodwill	5,439	123	—
Bank-owned life insurance	7,083	6,873	6,811
Accrued interest receivable and other assets	5,751	3,959	4,054

Total Assets	$423,492	$340,852	$325,675

	September 30,	December 31,	September 30,
	2007	2006	2006
Liabilities and Stockholders’ Equity
Non-interest bearing demand deposits	$42,110	$41,003	$40,490
Interest bearing demand deposits	20,295	11,724	12,613
Money market accounts	24,407	14,739	14,908
Savings deposits	79,468	54,246	57,242
Time deposits	186,470	149,338	139,452

Total Deposits	352,750	271,050	264,705
Short-term borrowings	2,513	1,610	1,309
Other borrowings	31,102	36,113	28,690
Other liabilities	2,281	1,615	1,404

Total Liabilities	388,646	310,388	296,108

Common equity	39,770	34,193	33,242
Net Unrealized gain (loss) on securities	(632)	(521)	(467)
Treasury stock	(4,292)	(3,208)	(3,208)

Total Stockholders’ Equity	34,846	30,464	29,567

Total Liabilities and Stockholders’ Equity	$423,492	$340,852	$325,675

MIDDLEFIELD BANC CORP.
Consolidated Selected Financial Highlights
September 30, 2007 and 2006
(unaudited, dollars in thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
INTEREST INCOME
Interest and fees on loans	$5,604	$4,394	$15,450	$12,599
Interest-bearing deposits in other institutions	22	5	128	12
Federal funds sold	122	29	383	38
Investment securities
Taxable interest	324	275	844	871
Tax-exempt interest	469	252	1,311	745
Dividends on FHLB Stock	32	21	85	62

Total interest income	6,573	4,976	18,201	14,327
INTEREST EXPENSE
Deposits	3,177	1,867	8,361	5,086
Short term borrowings	36	23	75	145

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Other borrowings	453	328	1,369	899

Total interest expense	3,666	2,218	9,805	6,130

NET INTEREST INCOME	2,907	2,758	8,396	8,197
Provision for loan losses	60	90	175	240

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	2,847	2,668	8,221	7,957

NONINTEREST INCOME
Service charges on deposits	494	462	1,427	1,311
Earnings on bank-owned life insurance	70	65	210	178
Other income	90	117	286	306
Net securities gains (losses)	0	0	0	(6)

Total non-interest income	654	644	1,923	1,789
NONINTEREST EXPENSE
Salaries and employee benefits	1,221	1,010	3,366	2,840
Occupancy expense	184	117	552	385
Equipment expense	139	108	393	301
Data processing costs	186	148	499	484
Ohio state franchise tax	86	90	290	270
Other operating expense	601	569	1,911	1,696

Total non-interest expense	2,417	2,042	7,011	5,976

Income before income taxes	1,084	1,270	3,133	3,770
Provision for income taxes	223	339	621	1,034

NET INCOME	$861	$931	$2,512	$2,736

Per common share data
Net income per common share — basic	$0.57	$0.65	$1.70	$1.92
Net income per common share — diluted	$0.56	$0.64	$1.68	$1.90
Dividends declared	$0.245	$0.229	$0.725	$0.686
Book value per share(period end)	$23.21	$21.36	$23.21	$21.36
Dividend payout ratio	42.98%	35.23%	42.65%	35.73%
Average shares outstanding — basic	1,509,738	1,424,002	1,479,970	1,421,768
Average shares outstanding — diluted	1,527,444	1,446,336	1,499,798	1,443,813
Period ending shares outstanding	1,501,283	1,425,893	1,501,283	1,425,893

Selected ratios
Return on average assets	0.83%	1.16%	0.87%	1.16%
Return on average equity	10.06%	12.84%	10.16%	12.98%
Yield on earning assets	6.81%	6.67%	6.84%	6.59%
Cost of interest bearing liabilities	4.28%	3.52%	4.20%	3.33%
Net interest spread	2.53%	3.15%	2.64%	3.26%
Net interest margin	3.15%	3.78%	3.29%	3.84%
Efficiency	63.57%	58.71%	63.76%	58.99%
Equity to assets at period end	8.23%	9.08%	8.23%	9.08%

	September 30,	September 30,
Asset quality data	2007	2006

Non-accrual loans	$2,103	$1,682
Restructured loans	1,689	16

Non-performing loans	3,792	1,698

	September 30,	September 30,
Asset quality data	2007	2006
Other real estate owned	—	—

Non-performing assets	$3,792	$1,698

Allowance for loan losses	$3,112	$3,049
Allowance for loan losses/total loans	1.01%	1.25%
Net charge-offs:
Quarter-to-date	$231	$(6)
Year-to-date	347	32
Net charge-offs to average loans
Quarter-to-date	0.08%	0.00%
Year-to-date	0.12%	0.01%
Non-performing loans/total loans	1.24%	0.69%
Allowance for loan losses/non-performing loans	82.07%	179.61%